Exhibit 1.1

Execution Version

BRAZIL POTASH CORP.

3,700,000 Common Shares (no par value per share)

Pre-Funded Warrants to Purchase 18,300,000 Common Shares

Underwriting Agreement

May 1, 2026

Canaccord Genuity LLC

As Representative of the several Underwriters listed in Schedule A hereto

c/o Canaccord Genuity LLC

1 Post Office Square

Suite 3000

Boston, Massachusetts 02109

Ladies and Gentlemen:

Brazil Potash Corp., a corporation incorporated under the laws of the Province of Ontario, Canada (the “Company”), proposes to sell and issue to the several underwriters named in Schedule A hereto (the “Underwriters”), an aggregate of (i) 3,700,000 common shares, no par value per share, of the Company (“Common Shares”) and (ii) pre-funded warrants to purchase up to 18,300,000 Common Shares at an exercise price of $0.001 per share (the “Pre-Funded Warrants”). 3,700,000 Common Shares to be sold hereunder by the Company to the Underwriters are collectively called the “Firm Shares” and, collectively with the Pre-Funded Warrants, the “Firm Securities.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional 3,300,000 Common Shares (the “Option”). The additional 3,300,000 Common Shares to be sold hereunder by the Company to the Underwriters pursuant to the Option are collectively called the “Option Shares.” The Firm Shares and, if and to the extent the Option is exercised, the Option Shares, are collectively called the “Offered Shares,” the Common Shares issuable upon exercise of the Pre-Funded Warrants are called the “Warrant Shares” and the Firm Securities together with the Option Shares and the Warrant Shares are collectively referred to herein as the “Securities.” Canaccord Genuity LLC (“Canaccord”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Securities contemplated hereby (the “Offering”).

The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form F-3 (File No. 333-294964), including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Securities and Warrant Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated by reference or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the Offering is called the “Rule 462(b) Registration Statement,” and from and after the date and time of the filing of any such Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement, filed on April 30, 2026, that describes the Securities and the Offering (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus together with any other prospectus in preliminary form that describes the Securities and the Offering and are used prior to the filing of the Prospectus (as defined below) are together called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Securities and the Offering (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus.

As used herein, (i) the “Applicable Time” is 7:00 a.m. (New York City time) on May 1, 2026; (ii) “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; (iii) “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, collectively with the free writing prospectuses, if any, identified on Schedule B hereto and the pricing information set forth on Schedule C hereto; (iv) “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the Offering that is a “written communication” (as defined in Rule 405 under the Securities Act); (v) “Section 5(d) Written Communication” means each written communication (within the meaning of Rule 405 under the Securities Act) that is made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are qualified institutional buyers (“QIBs”) and/or institutions that are accredited investors (“IAIs”), as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the Offering; (vi) “Section 5(d) Oral Communication” means each oral communication, if any, made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in the Offering; (vii) “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any Road Show or investor presentations made to investors by the Company (whether in person or electronically); and (viii) “Permitted Section 5(d) Communication” means the Section 5(d) Written Communication(s) and the Marketing Materials listed on Schedule D hereto.

All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be, and the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the Offering as contemplated by Section 3(o) of this Agreement.

All references in this underwriting agreement (this “Agreement”) to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Company hereby confirms its agreements with the Underwriters as follows:

1. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date of this Agreement, the Applicable Time, the First Closing Date (as hereinafter defined), and each Option Closing Date (as hereinafter defined), if any, as follows:

(a) Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 20-F for the year ended December 31, 2025, as amended (the “Annual Report”), was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form F-3 under the Securities Act. The Company meets the requirements for use of Form F-3 under the Securities Act specified in FINRA Conduct Rule 5110(a)(1)(C). The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(b) Disclosure. Each preliminary prospectus and the Prospectus when filed with the Commission by electronic transmission pursuant to EDGAR complied in all material respects with the Securities Act, and was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the Offering. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective and as of the Applicable Time, the First Closing Date, and each Option Closing Date (if any), complied and will comply in all material respects with the applicable requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus did not, and at the time of each sale of the Securities and as of the First Closing Date (as defined below), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date and (as then amended or supplemented) as of the First Closing Date and each Option Closing Date (if any), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b)). There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus, or to be filed as an exhibit to the Registration Statement, which have not been described or filed as required.

(c) Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the applicable requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or that was prepared by or on behalf of or used or referred to by the Company, complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and as of the Applicable Time, the First Closing Date, and each Option Closing Date (if any), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus and not superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule B hereto, and electronic Road Shows, if any, furnished to the Representative before first use, the Company has not prepared, used, or referred to, and will not, without the Representative’s prior written consent, prepare, use, or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Emerging Growth Company. As of the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(e) Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(f) Testing-the-Waters Materials. The Company (i) has not alone engaged in any Section 5(d) Written Communication or Section 5(d) Oral Communication, and (ii) has not authorized anyone other than the Representative to engage in such Permitted Section 5(d) Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in conveying Marketing Materials, Section 5(d) Oral Communications and Section 5(d) Written Communications. The Company has not distributed or approved for distribution any Section 5(d) Written Communications. Any individual Permitted Section 5(d) Communication does not conflict with the information contained in the Registration Statement or the Time of Sale Prospectus, complied in all material respects with the Securities Act, and when taken together with the Time of Sale Prospectus as of the Applicable Time, did not, and as of the First Closing Date and as of each Option Closing Date (if any), as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the Option granted to the several Underwriters in Section 2(c) hereof, and (ii) the completion of the Underwriters’ distribution of the Securities, the Company has not distributed and will not distribute any offering material in connection with the Offering other than the Registration Statement, the Time of Sale Prospectus, the Prospectus, or any free writing prospectus reviewed and consented to by the Representative, the free writing prospectuses, if any, identified on Schedule B hereto, and any Permitted Section 5(d) Communications.

(h) Financial Information. The consolidated financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, collectively with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiary (as defined below) as of the dates indicated, and the consolidated loss and other comprehensive loss, cash flows, and changes in equity of the Company for the periods specified, and have been prepared in compliance with the requirements of the Securities Act and applicable securities laws emanating from governmental authorities, including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rules and orders of the securities commissions or other securities regulatory authorities (“Canadian Securities Commissions”) in each of the provinces and territories of Canada, other than Québec, and all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Commissions (the “Canadian Securities Laws”), and in conformity with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board, and audited in accordance with auditing standards generally accepted in the United States of America (“GAAP”) established by the Public Company Accounting Oversight Board (United States) (“PCAOB”), applied on a consistent basis during the periods involved; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; the Company and the Subsidiary do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus; and all disclosures contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus and the free writing prospectuses, if any, regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Canadian Securities Laws, Regulation G of the Exchange Act, and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The financial data set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Prospectus Summary—Capitalization” fairly presents the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus

(i) Conformity with EDGAR Filing. The Preliminary Prospectus and Final Prospectus delivered to the Underwriters for use in connection with the Offering will be identical to the versions of the Preliminary Prospectus and Final Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(j) Organization. Each of the Company and Potássio do Brasil Ltda., which is the Company’s sole subsidiary (as defined in Rule 405 under the Securities Act) (the “Subsidiary”), is duly organized and validly existing as a corporation or limited liability company, as applicable, and is in good standing under the Laws (as defined below) of its respective jurisdiction of organization. Each of the Company and the Subsidiary is duly licensed or qualified as a foreign corporation or limited liability company, as applicable, for the transaction of business, is in good standing under the Laws of each other jurisdiction, if any, in which its respective ownership or lease of property or the conduct of its respective business requires such license or qualification, and has all corporate or limited liability company power and authority, as applicable, necessary to own or hold its respective properties and to conduct its respective business as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, result in a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and the Subsidiary taken as a whole, or prevent or materially interfere with the consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

(k) Subsidiary. The Company directly owns all of the equity interests of the Subsidiary, free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiary are validly issued and are fully paid, nonassessable, and free of preemptive and similar rights. The Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the Subsidiary’s share capital, from repaying to the Company any loans or advances to the Subsidiary from the Company, or from transferring the Subsidiary’s property or assets to the Company.

(l) No Violation or Default. Neither the Company nor the Subsidiary is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or to which any of the property or assets of the Company or the Subsidiary is subject; or (iii) in violation of any Law of any Governmental Authority (as defined below), except, in the case of clause (ii) or clause (iii) above, for any such violation or default that would not, individually or in the aggregate, result in a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it or the Subsidiary is a party is in default in any material respect thereunder.

(m) No Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus, the Prospectus, and the free writing prospectuses, if any, there has not been (i) any Material Adverse Effect or the occurrence of any development that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiary taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiary, which is material to the Company and the Subsidiary taken as a whole, other than those in the ordinary course of business and/or disclosed in the Time of Sale Prospectus and the Prospectus, (iv) any material change in the share capital or outstanding long-term indebtedness of the Company or the Subsidiary, or (v) any dividend or distribution of any kind declared, paid or made on the share capital of the Company or the Subsidiary.

(n) Capitalization. The issued and outstanding Common Shares have been validly issued, are fully paid and nonassessable, and are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus as of the dates referred to therein (other than the grant of additional options or deferred share units under the Company’s existing stock option plan, deferred share unit plan or other incentive compensation plan, as applicable, or changes in the number of outstanding Common Shares due to the issuance of Common Shares upon the exercise or conversion of securities, outstanding on the date hereof, exercisable for, or convertible into, Common Shares), and such authorized share capital conforms to the description thereof set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The description of the Common Shares in the Registration Statement, the Time of Sale Prospectus and the Prospectus is complete and accurate in all material respects. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any Common Shares or other securities.

(o) Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and the Pre-Funded Warrants and to perform its obligations under this Agreement and the Pre-Funded Warrants, respectively. This Agreement and the Pre-Funded Warrants have been duly authorized, executed and delivered by the Company and are legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles.

(p) Authorization of the Securities. (i) The Offered Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable; the Offered Shares, when issued, will conform to the description thereof set forth in or incorporated into the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the issuance of the Offered Shares will not be subject to any preemptive or similar rights; (ii) the Pre-Funded Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and when issued, will conform to the description thereof set forth in or incorporated into the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (iii) the Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the Pre-Funded Warrants in a number sufficient to meet the current exercise requirements. The Warrant Shares, when issued and delivered upon exercise of the Pre-Funded Warrants in accordance therewith, will be validly issued, fully paid and nonassessable, will conform to the description thereof set forth in or incorporated into the Registration Statement, the Time of Sale Prospectus and the Prospectus, and the issuance of the Warrant Shares is not subject to any preemptive or other similar rights to subscribe for or purchase the Warrant Shares.

(q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement or the Pre-Funded Warrants, or the sale and issuance by the Company of the Securities, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been already obtained or may be required under the Securities Act, applicable state securities Laws, Canadian Securities Laws, rules of the Financial Industry Regulatory Authority Inc. (“FINRA”), or rules of the New York Stock Exchange (“NYSE”).

(r) No Preferential Rights. (i) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Shares or shares of any other share capital or other securities of the Company, other than pursuant to outstanding (A) warrants to purchase Common Shares, and (B) stock options and deferred share units granted under the Company’s existing stock option plan, deferred share unit plan or other incentive compensation plan, as applicable, and disclosed in the Time of Sale Prospectus and the Prospectus, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Shares or shares of any other share capital or other securities of the Company, (iii) no Person has the right to act as an underwriter or financial advisor to the Company in connection with the Offering, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act the offer and sale of any Common Shares or shares of any other share capital or other securities of the Company, or to include any such Common Shares or other securities in Registration Statement or the Offering, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Securities as contemplated thereby or otherwise.

(s) Independent Public Accounting Firms. MNP LLP, whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is and, during the periods covered by its report, was (i) an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the PCAOB, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(t) Enforceability of Agreements. All agreements between the Company and third parties referenced in the Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles, and (ii) the indemnification provisions of certain agreements may be limited by federal, state, provincial or territorial corporate or securities Laws or public policy considerations in respect thereof.

(u) No Litigation. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no actions, suits or proceedings by or before any Governmental Authority pending, nor any audits or investigations by or before any Governmental Authority, to which the Company or the Subsidiary is a party or to which any property of the Company or the Subsidiary is the subject that could, individually or in the aggregate, result in a Material Adverse Effect, and, to the Company’s knowledge, no such actions, suits, proceedings, audits or investigations are threatened or contemplated by any Governmental Authority or threatened by others. There are no current or pending audits, investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so described.

(v) Title to Property. Except as described in the Time of Sale Prospectus and the Prospectus, the Company and the Subsidiary have (i) good and marketable title to all of their interests in the properties described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or leased by them, and (ii) good and marketable title to, or have valid rights to lease or otherwise use, all other real property and all personal property that are material to the respective businesses of the Company and the Subsidiary, in each case free and clear of all liens, commissions, royalties, license fees, encumbrances, claims and defects and imperfections of title.

(w) Easements and Rights-of-Way. Except as described in the Time of Sale Prospectus and the Prospectus, and except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and the Subsidiary have such consents, easements, rights-of-way or licenses from any Person as are necessary to enable the Company and the Subsidiary to conduct their respective businesses in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(x) Possession of Licenses and Permits. Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and the Subsidiary possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Governmental Authorities that are currently necessary for the ownership or lease of, or the maintenance of the rights of access to or the rights to occupy, their respective properties, or the conduct of their respective businesses, as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (ii) neither the Company nor the Subsidiary has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course; in each case, except where the failure to possess, make, or renew the same would not, individually or in the aggregate, result in a Material Adverse Effect.

(y) Agreements. (i) Except as described in the Time of Sale Prospectus and the Prospectus, any and all of the agreements and other documents and instruments pursuant to which the Company or the Subsidiary holds its potash mining project located in the state of Amazonas, Brazil (the “Material Property”) and other assets (including any option agreement or any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, and (ii) neither the Company nor the Subsidiary nor, to the knowledge of the Company, any other party thereto, is in default of any of the material provisions of any such agreements, documents or instruments, and, to the knowledge of the Company, no such default been alleged; in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Material Property nor the other assets described above are subject to any right of first refusal or similar purchase or acquisition rights of third parties.

(z) Material Interests and Third Party Properties. Except as described in the Time of Sale Prospectus and the Prospectus, the Company does not have any information or knowledge of any fact or development relating to its interests in the Material Property, which could, singly or in the aggregate, result in a Material Adverse Effect.

(aa) No Material Acquisitions or Dispositions. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor the Subsidiary has approved, has entered into, or has any knowledge of any binding agreement in respect of (i) the purchase of any material property or assets or any interest therein, or the sale, transfer or other disposition of any material property or assets or any interest therein, currently owned, directly or indirectly, by the Company or the Subsidiary, whether by asset sale, transfer of shares or otherwise, (ii) the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Company or the Subsidiary or otherwise) of the Company or the Subsidiary, or (iii) a proposed or planned disposition of Common Shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding Common Shares.

(bb) Indigenous Rights. Other than as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no material claims with respect to indigenous rights currently outstanding or, to the knowledge of the Company, threatened or pending, with respect to the Material Property and the development thereof.

(cc) Competent Persons’ Report. ERCOSPLAN Ingenieurgesellschaft Geotechnik und Bergbau mbH, an independent consulting firm (“ERCOSPLAN”), who prepared the pre-feasibility study with respect to the Material Property (the “Technical Report”), including the extracts and summaries of which appear in the Registration Statement, the Time of Sale Prospectus and the Prospectus, was, as of the date of the Technical Report, and is, as of the date hereof, an independent Qualified Person within the meaning of National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and Subpart 1300 of Regulation S-K under the Securities Act (the “SEC Mining Modernization Rules”) with respect to the Company and the Subsidiary. L&M Assessoria Empresarial, an independent consulting firm, who prepared Chapter 19 of the Technical Report was, as of the date of the Technical Report, and is, as of the date hereof, an independent Qualified Person within the meaning of NI 43-101 and the SEC Mining Modernization Rules with respect to the Company and the Subsidiary.

(dd) Technical Report Information. (i) All technical information, including the qualitative and quantitative data regarding mineral reserves and resources with respect to the Material Property, extracted from the Technical Report and set forth in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the free writing prospectuses, if any has been (A) reviewed by each of the Company and ERCOSPLAN, and (B) prepared in accordance with NI 43-101 or the SEC Mining Modernization Rules, as applicable, by or under the supervision of a Qualified Person; (ii) all technical information extracted from Chapter 17 and Chapter 19 of each Technical Report has been (A) reviewed by each of the Company, ERCOSPLAN and L&M Assessoria Empresarial, and (B) prepared in accordance with NI 43-101 or the SEC Mining Modernization Rules, as applicable, by or under the supervision of a Qualified Person; (iii) the information provided to ERCOSPLAN and L&M Assessoria Empresarial by the Company and the Subsidiary in connection with the preparation of the Technical Report was true and correct in all material respects on the date of the Technical Report, and such information was provided to ERCOSPLAN and L&M Assessoria Empresarial in accordance with all customary industry practices; (iv) the methods used in estimating the Company’s mineral resources and mineral reserves are in accordance with accepted mineral resource and mineral reserve estimation practices, and the assumptions underlying such resource and reserve estimates are reasonable and appropriate; and (v) the Company has duly filed with the Commission the summary of the applicable Technical Report required by the SEC Mining Modernization Rules, and the applicable Technical Report complied at the time thereof in all material respects with the requirements thereof;.

(ee) Technical Report; Production Estimates. The information and assumptions underlying the estimates of mineral reserves and resources with respect to the Material Property included in the Technical Report, including, without limitation, information and assumptions relating to production, costs of development and operation, current prices for products, and agreements relating to current and future operations and sales of production, were derived from or based on information that the Company reasonably believes to be accurate and reliable in all material respects on the dates such estimates were made, and were supplied and prepared in accordance with customary industry practices. Except as disclosed in the Company’s SEC Reports (as defined below) or such other disclosures, the Technical Report (as defined below) complied in all material respects with the requirements of subpart 1300 of Regulation S-K under the 1933 Act (“S-K 1300”) as at the date of each such report and since the date of preparation of the Technical Report there has been no change that would disaffirm or change any aspect of the Technical Report in any material respect or require the Company to file an updated Technical Report in accordance with S-K 1300. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of equipment, supplies or personnel, the timing of third-party operations, and other factors, in each case in the ordinary course of business, and except as disclosed in the Company’s SEC Reports (as defined below), neither the Company nor the Subsidiary is aware of any facts or circumstances that would result in a material adverse change in the aggregate estimated net mineral reserves or resources. “SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 20-F and (b) all Reports on Form 6-K furnished by the Company following the end of the most recent fiscal year for which an Annual

Report on Form 20-F has been filed and prior to the execution of this Agreement, together in each case with any documents incorporated by reference therein or exhibits thereto.

(ff) Mineral Rights Agreements. Any and all of the agreements and other documents and instruments relating to the Mineral Rights (as defined below) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, neither the Company nor its Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments, nor to the knowledge of the Company has any such default been alleged, except in each case as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Mineral Rights” means (i) prospecting permits or contracts, exploration permits or contracts, exploitation permits or contracts, mining leases, mining licenses, mineral concessions, permits, contracts and claims and other forms of mineral tenure or other rights to ore, or to work upon the seafloor or lands for the purpose of searching for, developing or extracting ore under any form of mineral title recognized under applicable laws, whether contractual, statutory or otherwise, and including any pending application for any of the foregoing; or (ii) any interest in any of the foregoing.

(gg) Market-Related Data. The industry, statistical and market-related data, including supply, demand and pricing information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects, and the Company has obtained the consent to the use of such data from such sources to the extent required.

(hh) Absence of Labor Disputes. No labor dispute with the employees of the Company or the Subsidiary exists or, to the knowledge of the Company or the Subsidiary, is contemplated or threatened, and the Company and the Subsidiary are not aware of any existing or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers, customers or contractors that, in any case, would, individually or in the aggregate, result in a Material Adverse Effect.

(ii) No Material Defaults. Neither the Company nor the Subsidiary has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, except for any such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(jj) Certain Market Activities. Neither the Company nor the Subsidiary has (i) taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Common Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Shares, whether to facilitate the sale or resale of the Securities or otherwise, or (ii) taken any action which would directly or indirectly violate Regulation M.

(kk) Broker/Dealer Relationships. Neither the Company nor the Subsidiary (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(ll) No Reliance. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the Offering.

(mm) Taxes. The Company and the Subsidiary have filed all federal, provincial, territorial, state, local and foreign tax returns which are required to have been filed and paid all taxes and all liabilities (including all levies, imposts, duties, charges, fees, penalties and interest) with respect thereto required to be paid by them through the date hereof, to the extent that such amounts have become due and are not being contested in good faith, except where the failure to so file or pay would not, individually or in the aggregate, result in a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, no tax deficiency has been determined adversely to the Company or the Subsidiary which has had, or would have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, provincial, territorial, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would, individually or in the aggregate, result in Material Adverse Effect.

(nn) Environmental Laws. (i) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor the Subsidiary is in violation of any applicable federal, provincial, territorial, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, radioactive materials, per-and polyfluoroalkyl substances, asbestos-containing materials or mold (collectively, “Hazardous Materials”), or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws to conduct their business as currently operated, are each in compliance with their requirements, do not know of any facts or circumstances that would reasonably be expected to cause such permits, authorizations or approvals to be revoked, terminated, or modified, and have filed applications to renew or extend any such permits, authorizations or approvals that will expire within the next six (6) months, (C) there are no past unresolved or pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or the Subsidiary, and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or the Subsidiary relating to Hazardous Materials or any Environmental Laws; and (ii) except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (1) the Company and the Subsidiary are not aware of any facts or circumstances regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning Hazardous Materials that would, individually or in the aggregate, result in a Material Adverse Effect, (2) neither the Company nor the Subsidiary anticipates capital expenditures relating to compliance with any Environmental Laws that would, individually or in the aggregate, result in a Material Adverse Effect, and (3) there are no material environmental audits, evaluations, assessments, studies or tests relating to the Company or the Subsidiary, except for ongoing assessments conducted by or on behalf of the Company or the Subsidiary in the ordinary course.

(oo) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effects of Environmental Laws on the business, operations and properties of the Company and the Subsidiary, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities, and any potential liabilities to third parties). No facts or circumstances have come to the Company’s attention that could result in costs or liabilities that would, individually or in the aggregate, result in a Material Adverse Effect.

(pp) Disclosure Controls. The Company and the Subsidiary maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) is effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited consolidated financial statements of the Company included in the SEC Reports, there has been no significant change in the Company’s internal controls or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls, over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and the Subsidiary is made known to the certifying officers by others within those entities.

(qq) Intellectual Property. The Company and the Subsidiary own, possess, license, or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted, except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, result in a Material Adverse Effect. (i) There are no rights of third parties to any such Intellectual Property owned by the Company and the Subsidiary; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company and the Subsidiary in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or the Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company’s knowledge, there is no third-party patent or published patent application which contains claims for which a proceeding has been commenced against any patent or patent application described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as being owned by or licensed to the Company; and (vii) the Company and the Subsidiary have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or the Subsidiary, and all such agreements are in full force and effect, except, in the case of any of clauses (i)—(vii) above, for any such infringement by third parties, any such pending or threatened suit, action, proceeding or claim, or any such noncompliance by the Company or the Subsidiary, as would not, individually or in the aggregate, result in a Material Adverse Effect.

(rr) Sarbanes-Oxley. To the extent applicable to the Company, there is and has been no failure on the part of the Company to be in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it.

(ss) Brokers. Neither the Company nor the Subsidiary has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions contemplated herein, except as may otherwise exist with respect to or pursuant to this Agreement.

(tt) Investment Company Act. Neither the Company nor the Subsidiary is, or will be, either after receipt of payment for the Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, required to register as an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(uu) Operations. The operations of the Company and the Subsidiary are and have been conducted at all times in compliance in all material respects with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the money laundering Laws of all jurisdictions to which the Company or the Subsidiary are subject, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company or the Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv) Off-Balance Sheet Arrangements. There are no transactions, arrangements or other relationships between and/or among the Company, on the one hand, and/or any of its affiliates and any unconsolidated entity, on the other hand, including any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that would reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectus which have not been described as required.

(ww) ERISA. If applicable, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and the Subsidiary has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency,” as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(xx) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances, and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that is or was false or misleading. The Company has a reasonable basis for disclosing all forward-looking information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(yy) Margin Rules. Neither the sale, issuance, and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(zz) Insurance. The Company and the Subsidiary carry, or are covered by, insurance in such amounts and covering such risks as the Company and the Subsidiary reasonably believe are adequate for the conduct of their business and the maintenance of their properties and as is customary for companies engaged in similar businesses in similar industries.

(aaa) No Improper Practices. (i) Neither the Company nor the Subsidiary, nor any director, officer, or employee of the Company or the Subsidiary, nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or the Subsidiary has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable Law) or made any contribution or other payment to any official of, or candidate for, any federal, provincial, territorial, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable Law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or the Subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and shareholders of the Company or the Subsidiary, on the other hand, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or the Subsidiary or any affiliate of them, on the one hand, and the directors, officers, or shareholders of the Company or the Subsidiary, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that is not so described; (iv) there are no outstanding loans or advances or guarantees of indebtedness by the Company or the Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; (v) the Company has not offered, or caused any placement agent to offer, Common Shares to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or the Subsidiary to alter such customer’s or supplier’s level or type of business with the Company or the Subsidiary, or (B) a trade journalist or publication to write or publish favorable information about the Company or the

Subsidiary or any of their respective products or services; and (vi) neither the Company nor the Subsidiary, nor any director, officer or employee of the Company or the Subsidiary, nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or the Subsidiary has (A) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, Corruption of Foreign Public Officials Act (Canada) or any other applicable anti-bribery or anti-corruption Law (collectively, “Anti-Corruption Laws”), (B) promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient or securing any improper advantage, or (C) made any payment of funds of the Company or the Subsidiary or received or retained any funds in violation of any Anti-Corruption Laws.

(bbb) No Conflicts. None of the execution of this Agreement, the Pre-Funded Warrants, the Offering, and the sale and issuance of the Securities as contemplated by the Registration Statement, the Time of Sale Prospectus or the Prospectus, the consummation of any of the transactions contemplated herein and therein, or the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of, any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived, and (ii) such conflicts, breaches, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect; nor will such action result in (x) any violation of the provisions of the organizational or governing documents of the Company, or (y) any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any Governmental Authority having jurisdiction over the Company.

(ccc) Sanctions.

(i) Neither the Company nor the Subsidiary, nor any director, officer, employee, agent, affiliate or representative of the Company or the Subsidiary, is a government, individual, or entity (in this Section 1(ccc), “Person”) that is, or is owned or controlled by, a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authorities, including designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (as amended, collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea region, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine (or any other Covered Region of Ukraine identified pursuant to Executive Order 14065), the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, and Syria ) (the “Sanctioned Countries”). For the past five years, the Company has not engaged in, and it is not now engaging in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or is or was a Sanctioned Country.

(ddd) Compliance with Laws. Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and the Subsidiary are in compliance in all material respects with all applicable Laws in the jurisdictions in which they carry on business; the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such Laws, and is not aware of any pending change or contemplated change to any applicable Law or governmental positions.

(eee) Stock Exchange Listing. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the NYSE, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. To the Company’s knowledge, except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, it is in compliance with all applicable listing requirements of the NYSE.

(fff) Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or the Subsidiary or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(ggg) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, the Company’s counsel, and the Company’s directors and officers, as applicable, in connection with the Offering, is true, complete, correct and compliant with FINRA’s rules, and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s rules is true, complete and correct.

(hhh) Parties to Lock-Up Agreements. The Company has furnished to the Underwriters a letter agreement in the form attached hereto as Exhibit A (the “Lock-up Agreement”) from the holders of Common Shares set forth and/or described on Exhibit B attached hereto. Such Exhibit B lists under an appropriate caption the directors and executive officers of the Company. If any additional persons shall become directors or executive officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Representative a Lock-up Agreement.

(iii) FINCEN Beneficial Ownership Certification. As required by the Financial Crimes Enforcement Network within the U.S. Department of the Treasury, the Company has delivered to the Representative, on or prior to the date of execution of this Agreement, such beneficial ownership certifications and information as the Representative may have requested, together with copies of identifying documentation, and the Company undertakes to provide such additional information and supporting documentation as the Representative may reasonably request in connection with the verification of the foregoing certification.

(jjj) No Rights to Purchase Preferred Stock. The sale and issuance of the Securities as contemplated hereby will not cause any holder of any Common Shares, securities convertible into or exchangeable or exercisable for share capital of the Company, or options, warrants or other rights to purchase share capital or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.

(kkk) No Contract Terminations. Neither the Company nor the Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and no such termination or non-renewal has been threatened by the Company or the Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(lll) Dividend Restrictions. The Subsidiary is not prohibited or restricted, directly or indirectly, from (i) paying dividends to the Company or making any other distribution with respect to the Subsidiary’s equity securities, (ii) repaying to the Company any amounts that may from time to time become due under any loans or advances to the Subsidiary from the Company, or (iii) transferring any property or assets to the Company or to any other subsidiary of the Company.

(mmm) Cyber-Security and Privacy. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases of the Company and the Subsidiary (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and the Subsidiary as currently conducted; (ii) the Company and the Subsidiary have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards necessary to maintain and protect the integrity, continuous operation and security of all IT Systems and all personal information and sensitive data processed or stored in connection with their businesses, including all personal, personally identifiable, sensitive, confidential or regulated information and data (“Protected Data”); (iii) to the knowledge of the Company, there have been no material breaches, violations, outages, compromises or unauthorized uses of or accesses to the IT Systems and Protected Data, nor are there any incidents under internal review or investigation relating to the same; and (iv) the Company and the Subsidiary are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any applicable court, arbitrator or governmental or regulatory authority, internal policies, and contractual obligations relating to the privacy and security of IT Systems and Protected Data and to the protection of such IT Systems and Protected Data from unauthorized use, access, misappropriation or modification.

(nnn) Enforceability of Choice of Law; Waiver of Immunity. The choice of law of the State of New York as the governing law of this Agreement and the Pre-Funded Warrants is a valid choice of law under the laws of Canada and will be honored by the courts of Canada. The Company has the power to submit, and pursuant to Section 21 hereof has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 21(a) hereof), and has the power to designate, appoint and empower, and pursuant to Section 21 hereof, has legally, validly and effectively designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts. Neither the Company nor the Subsidiary nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Canada. The irrevocable and unconditional waiver and agreement of the Company contained in Section 21 hereof not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of Canada.

(ooo) Taxes, No Stamp Duties etc.

(i) All payments to be made by or on behalf of the Company under this Agreement will be made free and clear of, and without withholding or deduction for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed under the federal laws of Canada, the laws of any province or the laws of any other jurisdiction in which the Company is organized or incorporated, engaged in business or otherwise resident for tax purposes or has a permanent establishment or any political subdivision, authority or agency in or of any of the foregoing having power to tax (each, a “Relevant Taxing Jurisdiction”) (without the necessity of obtaining any governmental authorization); provided that, in the case of the laws of Canada and an Underwriter that is not resident in Canada for purposes of the Income Tax Act (Canada), such Underwriter deals at arm’s length (as such term is understood for purposes of the Income Tax Act (Canada)) with the Company, any commission or fee payable under this Agreement to such Underwriter is payable in respect of services rendered by such Underwriter wholly outside of Canada that are performed in the ordinary course of business carried on by the Underwriter, including the performance of such services for a fee, and any such amount is reasonable in the circumstances.

(ii) No stamp, documentary, capital, issuance, registration, transfer or other similar taxes or duties are payable by or on behalf of the Underwriters, the Company or the Subsidiary in any Relevant Taxing Jurisdiction in connection with (a) the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (b) the sale and delivery of the Securities to the Underwriters in the manner contemplated herein, or (c) the resale and delivery of the Securities by the Underwriters to U.S. residents in the manner contemplated herein.

(iii) The Company is registered for goods and services/harmonized sales tax under Subdivision D of division V of Part IX of the Excise Tax Act (Canada).

(iv) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and the Subsidiary have withheld or collected, and remitted all amounts required to be withheld or collected, and remitted by it in respect of any taxes.

(v) The statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Material United States Federal Income Tax Considerations” constitute a fair summary of U.S. federal income tax law and regulations or legal conclusions thereto, and are an accurate and fair summary of the material contained therein.

Any certificate signed by any officer of the Company or the Subsidiary and delivered to any Underwriter or to counsel for the Underwriters in connection with the Offering, or the sale and purchase of the Securities, shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company (i) acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations, and (ii) hereby consents to such reliance.

2. Purchase, Sale and Delivery of the Securities.

(a) The Firm Securities. On the basis of the representations, warranties and agreements contained herein, and upon the terms but subject to the conditions set forth herein, the Company agrees to sell and issue to the several Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Securities set forth opposite its name on Schedule A hereto, subject to adjustment in accordance with Section 11 hereof. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $2.35 per share. The purchase price per Pre-Funded Warrant to be paid by the several Underwriters to the Company shall be $2.349 per Pre-Funded Warrant.

(b) The First Closing Date. Settlement of the sale and issuance of the Firm Securities to be purchased by the Underwriters and payment therefor shall be made at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111 (or such other place as may be agreed to by the Company and the Representative) at 10:00 a.m. New York City time, on May 4, 2026, or such other time and date not later than 1:00 p.m. New York City time, on May 4, 2026 as the Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus, or a delay as contemplated by the provisions of Section 11 hereof.

(c) The Option Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements contained herein, and upon the terms but subject to the conditions set forth herein, the Company hereby grants the Option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 3,300,000 Option Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The Option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Option Shares as to which the Underwriters are exercising the Option, and (ii) the time, date and place at which the Option Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of the Firm Securities and such Option Shares). Any such time and date of delivery of Option Shares (if subsequent to the First Closing Date, an “Option Closing Date”) shall be determined by the Representative, and shall not be earlier than three or later than five Business Days after delivery of such notice of exercise. If any Option Shares are to be purchased, (A) each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Securities, and (B) the Company agrees to sell such number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine). The Representative may cancel the Option at any time prior to its expiration by giving written notice of such cancellation to the Company.

In the event that any purchaser of the Pre-Funded Warrants in the public offering fails to make payment to the Company for all or part of the Pre-Funded Warrants (the “Failed Warrants”) on the First Closing Date, the Representative may elect, by written notice to the Company and payment of the purchase price per share by wire transfer in immediately available funds to the account specified by the Company at the location and time designated in this Section 2(c) for the First Closing Date, to receive a number of Common Shares equivalent to the number of Failed Warrants at the purchase price per share in lieu of the Failed Warrants that were otherwise to have been delivered to the purchasers thereof under this Agreement.

(d) Public Offering. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed as the Representative, in its sole judgment, have determined is advisable and practicable.

(e) Payment for the Offered Shares and Pre-Funded Warrants. Payment for the Offered Shares and Pre-Funded Warrants shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the account designated by the Company. It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of, and make payment of the purchase price for, the Firm Securities and any Option Shares the Underwriters have agreed to purchase. The Representative, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Securities to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Delivery of the Offered Shares and Pre-Funded Warrants. The Company shall deliver, or cause to be delivered through the facilities of DTC, unless the Representative shall otherwise instruct, to the Representative for the accounts of the several Underwriters, the Firm Securities at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds in the amount of the purchase price therefor to the account designated by the Company. The Company shall also deliver, or cause to be delivered through the facilities of DTC, unless the Representative shall otherwise instruct, to the Representative for the accounts of the several Underwriters, the Option Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds in the amount of the purchase price therefor to the account designated by the Company. If the Representative so elects, delivery of the Offered Shares may be made by credit to the accounts designated by the Representative through The Depository Trust Company’s full fast transfer or DWAC programs.

The Pre-Funded Warrants shall be delivered to the Representative in definitive form, registered in such names and in such denominations as the Representative shall request in writing not later than the First Closing Date. The Pre-Funded Warrants will be made available for inspection by the Representative on the business day prior to the First Closing Date.

Notwithstanding the foregoing, the Company and the Representative shall instruct purchasers of the Pre-Funded Warrants in the public offering to make payment for the Pre-Funded Warrants on the First Closing Date to the Company by wire transfer in immediately available funds to the account specified by the Company at a purchase price of $2.499 per Pre-Funded Warrant, in lieu of payment by the Underwriters for such Pre-Funded Warrants, and the Company shall deliver such Pre-Funded Warrants to such purchasers on the First Closing Date in definitive form against such payment, in lieu of the Company’s obligation to deliver such Pre-Funded Warrants to the Underwriters; provided that, the underwriting discounts and commissions in respect of the Pre-Funded Warrants, as calculated by subtracting the purchase price per Pre-Funded Warrant set forth in Section 2(a) hereof from the public offering price per Warrant set forth on Schedule C hereto, shall be deducted and withheld from the amount otherwise payable by the Representative to the Company for the Shares as set forth above in this Section 2(f).

3. Additional Covenants of the Company.

The Company further covenants and agrees with each Underwriter as follows:

(a) Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to the Representative in New York City, as soon as practicable following the date of this

Agreement and during the period when a prospectus relating to the Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the sale of the Securities (the “Prospectus Delivery Period”), as many copies of the Time of Sale Prospectus, the Prospectus, and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(b) Representative’s Review of Proposed Amendments and Supplements. During the Prospectus Delivery Period, the Company (i) shall furnish to the Representative for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) shall not amend or supplement the Registration Statement without the Representative’s prior written consent. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, the Company (A) shall furnish to the Representative for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement, and (B) shall not file or use any such proposed amendment or supplement without the Representative’s prior written consent. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) Free Writing Prospectuses. The Company (i) shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by or referred to by the Company, and (ii) shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representative’s prior written consent. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time during the Prospectus Delivery Period (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus so that the statements in such free writing prospectus as so amended or supplemented will not conflict with information contained in the Registration Statement and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall (A) furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and (B) not file, use or refer to any such amended or supplemented free writing prospectus without the Representative’s prior written consent.

(d) Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e) Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable Law, the Company shall (subject to Section 3(b) and Section 3(c) hereof) promptly prepare, file with the Commission, and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable Law.

(f) Certain Notifications and Required Actions. After the date of this Agreement during the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission relating to the Registration Statement or the Prospectus; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable Law, the Company agrees (subject to Section 3(b) and Section 3(c) hereof) to promptly prepare, file with the Commission, and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or so that the Prospectus, as amended or supplemented, will comply with applicable Law. Neither the Representative’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(c) hereof.

(h) Blue Sky Compliance. The Company shall (i) cooperate with the Representative and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky Laws or applicable Canadian Securities Laws (or other foreign Laws) of those jurisdictions designated by the Representative, (ii) comply with such Laws, and (iii) continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction, or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus, and the Prospectus.

(j) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Shares.

(k) Earnings Statement. The Company will make generally available to its security holders and to the Representative as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l) Continued Compliance with Securities Laws. The Company will comply with the Securities Act, the Exchange Act, and the Canadian Securities Laws so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the Prospectus Delivery Period, file on a timely basis with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act and Canadian Securities Laws.

(m) Listing. The Company will use its best efforts to list, subject to notice of issuance, the Offered Shares and Warrant Shares on the NYSE.

(n) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one Business Day from the effective date of this Agreement, to the Representative, an “electronic Prospectus” to be used by the Underwriters in connection with the Offering. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Securities; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).

(o) Agreement Not to Offer or Sell Additional Common Shares. During the period commencing on and including the date hereof and continuing through and including the 90th day following the date of this Agreement (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Common Shares or Related Securities (as defined below); (ii) effect any short sale, establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act), or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Common Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Common Shares or Related Securities; (iv) in any other way transfer or dispose of any Common Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Common Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Common Shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Common Shares or Related Securities (other than as contemplated by this Agreement); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby, including the delivery of the Warrant Shares upon exercise of the Pre-Funded Warrants, (B) issue Common Shares, Related Securities or options to purchase Common Shares, or issue Common Shares upon exercise of options or other Related Securities, pursuant to any stock option, stock bonus or other stock or incentive compensation plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, but, to the extent such issuance is to a director or officer of the Company, or would result in such holder of Common Shares or options holding 5% or more of the outstanding Common Shares following such issuance, only if such holder of such Common Shares or options agrees in writing with the Underwriters not to sell, offer, dispose of or otherwise transfer any such

Common Shares or options during the Lock-up Period without the prior written consent of the Representative (which consent may be withheld in its sole discretion), (C) issue Common Shares upon exercise of warrants outstanding, and pursuant to the terms thereof in effect, on the date of this Agreement, and (D) file any registration statement on Form S-8 (or a successor form thereto) relating to Common Shares or Related Securities granted pursuant to or reserved for issuance under any stock option, stock bonus or other stock or incentive compensation plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Common Shares or any securities exchangeable or exercisable for or convertible into Common Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Common Shares.

(p) Future Reports to the Representative. During the period of five years hereafter, the Company will furnish to the Representative, c/o Canaccord Genuity LLC, at 1 Post Office Square, Suite 3000, Boston, MA 02109, Attention: Equity Capital Markets, with copies to Canaccord Genuity LLC, at 1 Post Office Square, Suite 3000, Boston, MA 02109, Attention: General Counsel: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 20-F, Report of Foreign Private Issuer on Form 6-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of Common Shares; provided, however, that the requirements of this Section 3(q) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(q) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or the Subsidiary to register as an investment company under the Investment Company Act.

(r) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that might cause or result in stabilization or manipulation of the price of the Common Shares or any reference security with respect to the Common Shares, whether to facilitate the sale or resale of the Securities or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(s) Enforce Lock-up Agreements. During the Lock-up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Common Shares or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including with respect to the “lock-up” agreements entered into by the Company’s directors and executive officers pursuant to Section 3(p) hereof. If any additional persons shall become directors or officers of the Company prior to the end of the Lock-up Period, the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or officer of the Company, to execute and deliver to the Underwriters a Lock-up Agreement.

(t) Company to Provide Interim Financial Statements. Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus; provided, however, that the requirements of this Section 3(u) shall be satisfied to the extent that such financial statements are available on EDGAR.

(u) Warrant Shares Reserved. The Company shall, at all times while any Pre-Funded Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Shares, solely for the purpose of enabling it to issue Warrant Shares upon exercise of such Pre-

Funded Warrants, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of the then outstanding Pre-Funded Warrants.

(v) Pre-Funded Warrants. The Representative shall have received a form of Pre-Funded Warrant in form and substance reasonably acceptable to the Representative.

(w) Amendments and Supplements to Permitted Section 5(d) Communications. If at any time following the distribution of any Permitted Section 5(d) Communication, there occurred or occurs an event or development as a result of which such Permitted Section 5(d) Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Permitted Section 5(d) Communication to eliminate or correct such untrue statement or omission.

(x) Sanctions.

(i) Each of the Company and the Subsidiary covenants that it will not, directly or indirectly, use the proceeds from the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(ii) The Company will not engage in any dealings or transactions with any Person, or in any country or territory, that, at the time of the dealing or transaction, is the subject of Sanctions or is a Sanctioned Country.

(y) Taxes.

(i) The Company shall pay, and shall indemnify and hold the Underwriters harmless against, any stamp, issue, registration, transfer, or other similar documentary taxes or duties, including any related interest and penalties (other than taxes or duties imposed on the revenue, earnings, or income of the Underwriters), imposed under the laws of the United States, Canada or any political sub-division or taxing authority thereof or therein having the power to tax, that is payable in connection with (a) the execution, delivery, consummation or enforcement of this Agreement, (b) the creation, allotment and issuance of the Securities, (c) the sale and delivery of the Securities to the Underwriters or purchasers procured by the Underwriters, or (d) the resale and delivery of the Securities by the Underwriters in the manner contemplated herein.

(ii) All sums payable by the Company to the Underwriters under this Agreement shall be paid free and clear of, and without deductions or withholdings of, any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(iii) All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes unless otherwise provided in this Agreement. Where the Company is obliged by applicable Law to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall in addition to the sum payable hereunder pay upon receipt of a proper value added tax invoice issued by the relevant Underwriter an amount equal to any applicable value added or similar tax to the extent the Company has not otherwise made such payment of value added or similar taxes directly.

The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

4. Payment of Expenses. The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus Supplement, the Final Prospectus Supplement and each free writing prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus Supplement, the Final Prospectus Supplement and each free writing prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities to the Underwriters (but not any such stamp or transfer taxes imposed on a subsequent transfer of the Securities, which taxes shall not be subject to indemnification pursuant to this clause); (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Offered Shares and Warrant Shares on NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the reasonable fees and expenses of counsel for the Underwriters relating to the offering contemplated by this Agreement; provided, that the fees and expenses of counsel for the Underwriters with respect to clauses (vi), (vii) and (viii) shall not exceed $150,000 in the aggregate; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

5. Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

6. Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Firm Securities as provided herein on the First Closing Date and, with respect to the Option Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Comfort Letter. On the date hereof, the Representative shall receive from MNP LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Option Shares purchased after the First Closing Date, each Option Closing Date:

(i) The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information previously omitted from the Registration Statement pursuant to such Rule 430B, and such post-effective amendment shall have become effective.

(ii) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Effect. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Option Shares purchased after the First Closing Date, each Option Closing Date, in the reasonable judgment of the Representative, there shall not have occurred any material adverse change in the authorized share capital of the Company, any Material Adverse Effect, or any development that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) Lock-up Agreements. On or prior to the date hereof, the Company shall have furnished to the Underwriters a Lock-Up Agreement in the form of Exhibit A hereto from each of the directors, director nominees, and officers of the Company, and such other holders of Common Shares, listed and/or described on Exhibit B hereto, and each such Lock-Up Agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(e) Opinion of Counsel for the Company. On the First Closing Date and each Option Closing Date, the Representative shall have received the opinion and negative assurance letter of Anthony, Linder & Cacomanolis, PLLC, U.S. counsel for the Company, in form and substance satisfactory to the Representative, dated as of such date.

(f) Opinion of Canadian Counsel for Company. On the First Closing Date and each Option Closing Date, the Representative shall have received the opinion of Wildeboer Dellelce LLP, Canadian counsel for the Company, in form and substance satisfactory to the Representative, dated as of such date.

(g) Opinion of Counsel for the Underwriters. On the First Closing Date and each Option Closing Date, the Representative shall have received the opinion and negative assurance letter of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., U.S. counsel for the Underwriters in connection with the Offering, in form and substance satisfactory to the Representative, dated as of such date.

(h) Officers’ Certificate. On the First Closing Date and each Option Closing Date, the Representative shall have received a certificate executed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect that:

(i) for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Effect;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 hereof are true and correct with the same force and effect as though expressly made on and as of such date;

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date; and

(iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(i) Bring-down Comfort Letter. On the First Closing Date and each Option Closing Date, the Representative shall have received from MNP LLP, a letter dated such date, in form and substance satisfactory to the Representative, which letter shall reaffirm the statements made in the letter furnished by MNP LLP pursuant to Section 6(a) hereof, except that the specified date referred to therein for the carrying out of procedures shall be no more than three Business Days prior to the First Closing Date or the applicable Option Closing Date, as the case may be.

(j) Chief Financial Officer’s Certificate. On the date of this Agreement, the First Closing Date, and each Option Closing Date, the Representative shall have received from the Company a certificate of its principal financial officer with respect to certain financial data contained in the Time of Sale Prospectus and the Prospectus, which certificate shall be in form and substance satisfactory to counsel for the Underwriters.

(k) Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the Offering, such Rule 462(b) Registration Statement shall have been filed with the Commission on or prior to the date of this Agreement and shall have become effective automatically upon such filing.

(l) NYSE. The Company shall have submitted a listing of additional shares notification form to the NYSE with respect to the Offered Shares and Warrant Shares and shall have received no objection thereto from the NYSE.

(m) Additional Documents. On or before the First Closing Date and each Option Closing Date, the Representative and counsel for the Underwriters shall have received such information and documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and the other transactions as contemplated by this Agreement shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(n) Termination of this Agreement. If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice from the Representative to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 hereof shall at all times be effective and shall survive such termination.

7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 6, Section 11 or Section 12, or if the sale to the Underwriters of the Securities on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges; provided that, in the event any such termination is effected after the First Closing Date but prior to any Option Closing Date with respect to the purchase of any Option Shares, the Company shall only reimburse the Underwriters for all of their out-of-pocket expenses including the reasonable fees and disbursements of counsel for the Underwriters incurred after the First Closing Date in connection with the proposed purchase of any such Option Shares; and provided further that, if this Agreement is terminated by the Representative pursuant to Section 11, the Company will have no obligation to reimburse any defaulting Underwriter.

8. Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and their respective partners, members, directors, officers, employees and agents, and each person, if any, who controls each Underwriter or any affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, Time of Sale Prospectus, any free writing prospectus, any Marketing Material, any Section 5(d) Written Communication, or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 9(d) hereof) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed, conditioned or withheld; and

(iii) against any and all expense whatsoever (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under clause (i) or clause (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Underwriter Information (as defined below).

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, any Section 5(d) Written Communication, or the Prospectus (or any amendment or supplement to the foregoing), in reliance upon and in conformity with information relating to such Underwriter and furnished to the Company in writing by such Underwriter or Underwriters expressly for use therein. The Company hereby acknowledges that the only information that the Underwriter or Underwriters has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, any Section 5(d) Written Communication, or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the second and third paragraphs under the heading “Underwriting—Discounts”, the first and second paragraphs under the heading “Underwriting—Stabilization”, and the first paragraph under the heading “Underwriting—Passive Market Making,” in each case in the Preliminary Prospectus and Prospectus (the “Underwriter Information”).

(c) Notifications and Other Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9, and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of, the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (A) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (B) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (C) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (D) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (plus local counsel) at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (x) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of Section 9 is applicable in accordance with its terms, but for any reason is held to be unavailable or insufficient from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which any indemnified party may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the sale of the Securities (before deducting expenses) received by the Company bear to the total compensation received by the Underwriters (before deducting expenses) from the sale of the Securities on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable Law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to the Offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties, and their relative knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for the purpose of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of Section 9 hereof and this Section 10, no Underwriter shall be required to contribute any amount in excess of the commissions actually received by it under this Agreement, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, any person who controls a party to this Agreement within the meaning of the Securities Act, any affiliates of the respective Underwriters, and any officers, directors, partners, employees or agents of the Underwriters or their respective affiliates, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10, will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10 except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

11. Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by such date, the other non-defaulting Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A hereto bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party, except that the provisions of Section 4, Section 7, Section 9 and Section 10 hereof shall at all times be effective and shall survive such termination. In any such case, either the Representative or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. Termination of this Agreement. Prior to the purchase of the Firm Securities by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time: (a) trading or quotation in any of the Company’s securities shall have been suspended or limited by the

Commission or by the NYSE, or trading in securities generally on either the Nasdaq Capital Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on either of such stock exchanges; (b) a general banking moratorium shall have been declared by any of federal, New York, Canadian or Brazilian authorities; (c) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States, Canadian or Brazilian or international financial markets, or any substantial change or development involving a prospective substantial change in United States’, Canada’s, Brazil’s or international political, financial or economic conditions, as in the sole judgment of the Representative is material and adverse and makes it impracticable to market the Offered Shares and Warrant Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (d) in the sole judgment of the Representative, there shall have occurred any material adverse change, or any development or event involving a prospective material adverse change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business; or (e) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the sole judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (i) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 4 or Section 7 hereof, or (ii) any Underwriter to the Company; provided, however, that the provisions of Section 9 and Section 10 hereof shall at all times be effective and shall survive such termination.

13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand; (b) in connection with the Offering and the process leading to such transaction, each Underwriter is and has been acting solely as a principal, and is not the agent or fiduciary of the Company, its shareholders, creditors, or employees, or any other party; (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters), and no Underwriter has any obligation to the Company with respect to the Offering, except the obligations expressly set forth in this Agreement; (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

14. Representations and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers, and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, members, affiliates, directors, officers, or employees, or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, or sent by facsimile transmission and confirmed to the parties hereto as follows:

If to the Representative:	Canaccord Genuity LLC 1 Post Office Square Suite 3000 Boston, Massachusetts 02109 Attention: Equity Capital Markets

with a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts Attention: John Rudy and Jeffrey Cohan

If to the Company:	Brazil Potash Corp. 198 Davenport Road Toronto, Ontario, Canada, M5R 1J2 Attention: Matthew Simpson

with a copy to:	Anthony, Linder & Cacomanolis, PLLC 1700 Palm Beach Lakes Blvd. Suite 820 West Palm Beach, Florida 33401 Attention: Laura Anthony and Craig Linder

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, and (iii) on the Business Day actually received if deposited in the mail (certified or registered mail, return receipt requested, postage prepaid).

16. Electronic Notice. An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Agreement if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for a Nonelectronic Notice.

17. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors, and the parties referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties; provided, however, that each of the Representative may assign its rights and obligations hereunder to an affiliate thereof without obtaining the Company’s consent.

18. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules and exhibits attached hereto) constitutes the entire agreement, and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Representative. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party.

No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

20. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21. Submission to Jurisdiction; Appointment of Agent for Service.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Registration Statement, the Time of Sale Prospectus, the Prospectus, or the Offering (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably appoints CT Corporation System, with offices at 28 Liberty Street, New York, New York 10005, as its agent for service of process in any Related Proceeding, and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

22. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission.

24. Construction.

(a) The section and exhibit headings herein are for convenience only and shall not affect the construction hereof;

(b) words defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c) the words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d) wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(e) references herein to any gender shall include each other gender;

(f) references herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder;

(g) if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day;

(h) “Governmental Authority” means (i) any federal, provincial, territorial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing;

(i) “Law” means any and all laws, including all federal, provincial, territorial, state, local, municipal, national or foreign statutes, codes, ordinances, guidelines, decrees, rules, regulations and by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any Governmental Authority, binding on or affecting the person referred to in the context in which the term is used and rules, regulations and policies of any stock exchange on which securities of the Company are listed for trading; and

(j) “Business Day” means any day on which the NYSE and commercial banks in the City of New York are open for business.

25. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

26. General Provisions. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including the indemnification provisions of Section 9 hereof and the contribution provisions of Section 10 hereof, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement between the Company and the Underwriters.

Very truly yours,

BRAZIL POTASH CORP.

By:	/s/ Matthew Simpson
Name: Matthew Simpson
Title: Chief Executive Officer

ACCEPTED as of the date first-above written:

CANACCORD GENUITY LLC

By:	/s/ Jennifer Pardi
Name: Jennifer Pardi
Title: Managing Director

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased	Number of Pre-Funded Warrants
Canaccord Genuity LLC	1,665,000	8,235,000
Roth Capital Partners, LLC	1,110,000	5,490,000
ArcStone Kingswood, a division of Kingswood Capital Partners	555,000	2,745,000
H.C. Wainwright & Co., LLC	259,000	1,281,000
Titan Partners Group LLC, a division of American Capital Partners, LLC	111,000	549,000

Total	3,700,000	18,300,000

SCHEDULE B

Free Writing Prospectuses included as part of the Time of Sale Prospectus

None.

SCHEDULE C

Pricing Information

Firm Shares: 3,700,000

Pre-Funded Warrants: 18,300,000

Option Shares: 3,300,000

Price to Public per Firm Share: $2.50

Price to Public per Pre-Funded Warrant: $2.499

Underwriters’ Discount per Share and Pre-Funded Warrant: $0.15

SCHEDULE D

Permitted Section 5(d) Communications

None.

Exhibit A

Form of Lock-up Agreement

________________, 2026

Canaccord Genuity LLC

As Representative of the Underwriters (as defined below)

c/o Canaccord Genuity LLC

1 Post Office Square

Suite 3000

Boston, Massachusetts 02109

Re:	Proposed Registered Follow-On Offering by Brazil Potash Corp.

Ladies and Gentlemen:

The undersigned, an officer and/or director of Brazil Potash Corp., a corporation existing under the laws of the Province of Ontario, Canada (the “Company”), understands that the Company proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Canaccord Genuity LLC, as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), relating to the proposed registered follow-on offering (the “Offering”) of the Company’s common shares, no par value per share (“Common Shares”) and/or pre-funded warrants to purchase Common Shares. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this lock-up agreement in conducting the Offering and, at a subsequent date, in entering into the Underwriting Agreement with the Company with respect to the Offering.

In recognition of the benefit that the Offering will confer upon the undersigned, as an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not (and will cause any immediate family member not to), without the prior written consent of the Representative, which may withhold its consent in its sole discretion, directly or indirectly, (i) sell, offer to sell, contract to sell or lend, effect any short sale of, establish or increase a Put Equivalent Position (as defined in Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or liquidate or decrease any Call Equivalent Position (as defined in Rule 16a-1(b) under the Exchange Act) with respect to, pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of, any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, in each case whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), (ii) make any demand for, or exercise any right with respect to, the registration of any of the Lock-Up Securities or the filing of any registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”), (iii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash, or otherwise, or (iv) publicly announce an intention to do any of the foregoing.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may, without the prior written consent of the Representative,

(a)	transfer the Lock-Up Securities,

(i)	as a bona fide gift or gifts (including, but not limited to, charitable gifts), or for bona fide estate planning purposes; or

(ii)	to any immediate family member(s) of the undersigned; or

(iii)	to any trust for the direct or indirect benefit of the undersigned or any immediate family member(s) of the undersigned; or

(iv)

to any partnership, limited liability company or other entity of which the undersigned or any immediate family member(s) of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests; or

(v)	to any investment fund or other entity controlling, managing, or controlled or managed by, the undersigned or any affiliate (as defined in Rule 405 under the Securities Act) of the undersigned; or

(vi)

if the undersigned is a corporation, partnership, limited liability company, trust, or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act) of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to shareholders, limited partners, or limited liability company members of the undersigned, or holders of similar equity interests in the undersigned; or

(vii)	if the undersigned is a trust, to a trustor, a beneficiary, or the estate of a beneficiary of such trust; or

(viii)	by operation of law, including pursuant to a qualified domestic order or in connection with a divorce settlement, divorce decree or separation agreement; or

(ix)	by will or intestate succession to the legal representative, heir, beneficiary, or immediate family of the undersigned upon the death of the undersigned;

provided that, with respect to any such transfer pursuant clause (a)(i) through (a)(ix) above (1) prior to any such transfer, the Representative receives a signed lock-up agreement, substantially in the form of this lock-up agreement, for the balance of the Lock-Up Period from each donee, trustee, distributee or transferee, as the case may be, (2) any such transfer (other than a transfer pursuant to clause (a)(viii) above) does not involve a disposition for value, (3) any such transfer (other than a transfer pursuant to clause (a)(viii) or clause (a)(ix) above) is not required to be reported with the U.S. Securities and Exchange Commission under the Exchange Act (other than through a filing on a Form 5 made after the expiration of the Lock-Up Period), and (4) the undersigned does not otherwise voluntarily effect any other public filing or report regarding any such transfer;

(b) transfer Lock-Up Securities acquired in open market transactions after the closing of the Offering; provided that, (1) any such transfer is not required to be reported with the Securities and Exchange Commission under the Exchange Act (other than through a filing made on Form 5 after the expiration of the Lock-Up Period), and (2) the undersigned does not otherwise voluntarily effect any other public filing or report regarding any such transfer;

(c) exercise outstanding options or settle equity awards pursuant to incentive compensation or similar plans of the Company, or exercise warrants of the Company; provided that any Lock-Up Securities received upon such exercise, vesting, or settlement shall be subject to the terms of this lock-up agreement;

(d) transfer Lock-Up Securities to the Company in connection with the exercise, vesting, or settlement of options, deferred share units, warrants, or other rights to purchase or acquire Common Shares (including, in each case, by way of “net” or “cashless” exercise), including for the payment of any exercise price or tax, or any remittance payments due as a result of such exercise, vesting, or settlement of such options, deferred share units, warrants, or other rights; provided that any such Lock-Up Securities received upon such exercise, vesting, or settlement shall be subject to the terms of this lock-up agreement;

(e) transfer Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all shareholders of the Company, and involves a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of the capital stock of the Company if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided, however, that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Lock-Up Securities shall remain subject to the provisions of this lock-up agreement; and

(f) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares (including the Lock-Up Securities); provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Lock-Up Period, and (2) any filing under the Exchange Act or other public announcement that is required to be made during the Lock-Up Period by the undersigned or any other person regarding the establishment of such plan shall include a statement that the undersigned is not permitted to transfer, sell or otherwise dispose of securities under such plan during the Lock-Up Period in contravention of this lock-up agreement.

In furtherance of the foregoing, the undersigned also authorizes the Company and the transfer agent and registrar for the Common Shares to decline to make any transfer of the Lock-Up Securities if such transfer would not be in compliance with the foregoing restrictions.

The undersigned further agrees that the foregoing provisions shall be equally applicable to any Common Shares the undersigned may purchase or otherwise receive in the Offering.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Common Shares, any securities convertible into or exchangeable or exercisable for Common Shares, or any options or warrants or other rights to acquire Common Shares or other securities or rights ultimately convertible into or exchangeable or exercisable for Common Shares, owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any immediate family member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Common Shares. The undersigned will not take, and will cause any immediate family member not to take, directly or indirectly, any such action.

As used herein, “immediate family” shall mean the spouse, domestic partner, lineal descendant, father, mother, brother, sister, or any other person with whom the undersigned has a relationship by blood, marriage, or adoption not more remote than first cousin.

The undersigned represents and warrants that the undersigned has full power, capacity, and authority to enter into this lock-up agreement. This lock-up agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.

This lock-up agreement shall automatically terminate, and the undersigned shall be released from its obligations hereunder, upon the earliest to occur, if any, of (i) the Company advising the Representative in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the executed Underwriting Agreement being terminated prior to the closing of the Offering (other than the provisions thereof that survive termination), and (iii) May 31, 2026, in the event that the Underwriting Agreement has not been executed by such date.

This lock-up agreement may be delivered via facsimile, electronic mail (including pdf), any electronic signature complying with the U.S. federal ESIGN Act of 2000(e.g., www.docusign.com), or any other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered, and be valid and effective in all respects for all purposes.

[Signature Page Follows]

Very truly yours,

Name of Securityholder/Director/Officer (Print exact name)

By:

Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee or on behalf of an entity)

Exhibit B

Parties to Lock-up Agreements

Directors and Executive Officers

•	Matthew Simpson

•	Ryan Ptolemy

•	Mayo Schmidt

•	Sergio Leite

•	Pierre Pettigrew

•	Peter Tagliamonte

•	Deborah Battiston

•	Christian Joerg

•	Brett Lynch